UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 16, 2009

American Superconductor Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-19672	04-2959321
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

64 Jackson Road, Devens, MA	01434
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 842-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 16, 2009, Alexis P. Malozemoff, Executive Vice President and Chief Technical Officer, announced his intention to retire from American Superconductor Corporation (the “Company”) effective May 22, 2009.

Dr. Malozemoff will continue to be employed on a part-time basis by the Company following his retirement. The terms of his part-time employment shall be governed by an Employment Transition and Release of Claims Agreement by and between the Company and Dr. Malozemoff (the “Agreement”). The term of the Agreement shall commence upon Dr. Malozemoff’s retirement and continue for one (1) year, unless terminated or extended in accordance with the terms of the Agreement. Under the terms of the Agreement, Dr. Malozemoff shall devote up to four hundred (400) hours of service per year to the Company and be paid up to $50,000 per year.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SUPERCONDUCTOR CORPORATION

Date: April 20, 2009	By:	/s/ David A. Henry
David A. Henry
Senior Vice President and Chief Financial Officer